ASSIGNMENT OF DEBT

THIS AGREEMENT is made as of the _____day of , 2007

BETWEEN:

QMotions, Inc., a California C Corporation, with a
business address at 871 Marlborough Avenue Suite 100
Riverside, CA 92507

(the “Assignor”)

OF THE FIRST PART

AND:

Actiga Corporation, a Nevada Corporation, with a
business address at 6100 Neil Road, Suite 500, Reno, NV
89511

(the “Assignee”)

OF THE SECOND PART

WHEREAS:

A.      The Assignor is indebted to Che Ming Chou (“CMC”) in the amount of US$500,000 (the “Indebtedness”) pursuant to a loan agreement between CMC and the Assignor dated October 26, 2007, attached hereto as Schedule “A” (the “Loan Agreement”); and

B.      The Assignor intends to sell, transfer and assign all of his Indebtedness to the Assignee;

THEREFORE:

IN CONSIDERATION of the payment to the Assignor of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the parties agree as follows:

1.

The Assignor hereby assigns and transfers to the Assignee, absolutely, to and for its sole use forever, all of the obligations and interest of the Assignor in and to the Indebtedness and the Loan Agreement, including without limitation the obligation to repay the Indebtedness including the principal amount thereof, interest accrued or hereafter accruing thereto and any fees or expenses chargeable to the Assignor in connection therewith.

2.

The Assignor hereby represents and warrants that the Assignor has full right, power and authority to transfer and assign the Indebtedness and the Loan Agreement to the Assignee in accordance with the provisions hereof. This Assignment is made without recourse.

3.	The Assignor hereby covenants to the Assignee forthwith to endorse and deliver to the Assignee such documents or instruments governing or evidencing any of the

Indebtedness and to do or execute, at the request and expense of the Assignee, any further acts, documents or instruments as may reasonably be required to give complete effect to this Assignment.

4.	This Assignment shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

5.	This Assignment shall enure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

6.	Delivery of a copy of this Assignment to CMC shall be its irrevocable notice and instruction to recognize the Assignee as the person to whom the Indebtedness is now payable.

7.

This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement

QMOTIONS, INC.

Per:
/s/ Amro Albanna
Authorized Signatory

ACTIGA CORPORATION

Per:

/s/ Steve Bajic
Authorized Signatory